Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CSG SYSTEMS REPORTS SOLID

THIRD QUARTER 2009 RESULTS

Company successfully converts 500,000 new customers onto ACP

ENGLEWOOD, COLO. (October 27, 2009) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer interaction management and billing solutions, today reported results for the quarter ended September 30, 2009.

Key Highlights:

•	Results for the quarter ended September 30, 2009, were as follows:

•	Total revenues were $124.5 million, an increase of six percent over the same period in 2008.

•	Non-GAAP operating income was $22.5 million, or 18.0% of total revenues, and GAAP operating income was $17.3 million, or 13.9% of total revenues.

•	Non-GAAP adjusted EBITDA was $33.5 million for the quarter and $100.9 million for the nine months ended September 30, 2009.

•	Non-GAAP earnings per diluted share (EPS) was $0.43, which reflects an unexpected $0.03 benefit as a result of a better than expected income tax rate. GAAP EPS from continuing operations was $0.29.

•	Cash flows from operations for the quarter were $37.9 million, and $97.4 million for the nine months ended September 30, 2009.

•

During the third quarter, CSG successfully converted approximately 500,000 customer accounts onto its systems, including triple play and business customers, bringing the total number of customer accounts processed as of September 30, 2009, to 46.1 million.

“CSG continues to execute both operationally and financially, while investing in its solutions, its people and its clients,” said Peter Kalan, chief executive officer and president of CSG Systems. “This quarter we successfully converted 500,000 new customers onto our ACP platform and converted another 700,000 since quarter-end. We are on track to convert the remaining backlog of customer accounts onto our solution by the first half of 2010.

“In addition, we continue to increase the penetration of our products and services in our client base, with product integrations across both CSG and competitor platforms, as well as were successful in cross-selling our products and services into new vertical markets,” Kalan added. “Finally, we remain at the forefront in helping content providers create a more meaningful and interactive customer experience with our Content Direct platform by helping providers manage and optimize their customers experience with the online experience, resulting in increased loyalty and revenues.

“While it continues to be a difficult business environment, we are optimistic about the remainder of the year and 2010 based on our results for the first nine months of this year,” said Kalan.

CSG Systems International, Inc.

October 27, 2009

Results of Operations

Revenues: Total revenues for the third quarter of 2009 were $124.5 million, a six percent increase from the $118.0 million for the same period in 2008, with the year-over-year increase related primarily to organic growth factors, and relatively consistent when compared to the $124.8 million for the second quarter of 2009.

Operating Income: Non-GAAP operating income for the third quarter of 2009 was $22.5 million, or 18.0% of total revenues, which compares to 17.9% for the same period last year. Non-GAAP operating income excludes $5.2 million of expenses related to CSG’s transition of its data center, which began in the first quarter of 2009. GAAP operating income for the third quarter of 2009 was $17.3 million, or 13.9% of total revenues.

Earnings per Share: Non-GAAP EPS for the third quarter of 2009 was $0.43 per diluted share, compared to non-GAAP EPS of $0.39 per diluted share for the third quarter of 2008. The third quarter of 2009 reflects an unexpected benefit of $0.03 per share as a result of a better than expected income tax rate for the quarter. Non-GAAP EPS excludes the impact of the following items from continuing operations on a tax-affected, per diluted share basis: (i) Data Center Transition Expenses; and (ii) amortization of the original issue discount (OID) for CSG’s convertible debt securities. GAAP EPS from continuing operations for the third quarter of 2009 was $0.29, compared to $0.34 for the same period last year.

Adjusted EBITDA: Non-GAAP adjusted EBITDA for the third quarter of 2009 was $33.5 million, compared to $31.4 million in the same period last year, and was $100.9 million for the first nine months of 2009, compared to $99.8 million for the same period in 2008.

Additional disclosures and reconciliations related to CSG’s use of non-GAAP financial measures are included in Exhibit 1 at the end of this press release.

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the end of the indicated quarters are as follows (in thousands):

	September 30, 2009	June 30, 2009	December 31, 2008
Cash, cash equivalents and short-term investments	$157,008	$132,858	$141,217
Net trade accounts receivable	112,324	110,464	120,278
Long-term debt:
Par value	$170,300	$170,300	$200,300
Unamortized OID	(14,910)	(16,927)	(24,512)

Net debt carrying amount	$155,390	$153,373	$175,788

CSG Systems International, Inc.

October 27, 2009

Cash Flows: Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	September 30, 2009	June 30, 2009	September 30, 2008
Cash Flows from Operating Activities:
Operations	$30,593	$29,658	$30,440
Changes in operating assets and liabilities	7,289	13,895	(2,881)

Net cash provided by operating activities	$37,882	$43,553	$27,559

Cash Flows from Investing Activities:

Purchases of property and equipment	$(10,092)	$(14,360)	$(9,686)

CSG spent $10.1 million on capital expenditures in the third quarter, which includes approximately $2 million related to our data center transition efforts.

Supplemental Data

The following information is provided to assist readers in further evaluating CSG’s financial performance (in thousands, except per share amounts):

	Quarter Ended September 30, 2009		Quarter Ended September 30, 2008
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (2)
Certain non-cash expenses:
Depreciation (3)	$5,540	$0.11	$4,469	$0.09
Amortization of intangible assets	3,160	0.06	2,789	0.05
Stock-based employee compensation	3,235	0.07	3,040	0.06

Total	$11,935	$0.24	$10,298	$0.20

	Nine Months Ended September 30, 2009		Nine Months Ended September 30, 2008
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (2)
Certain non-cash expenses:
Depreciation (3)	$14,681	$0.28	$12,113	$0.22
Amortization of intangible assets (4)	9,882	0.19	12,805	0.24
Stock-based employee compensation	9,473	0.18	8,608	0.16

Total	$34,036	$0.65	$33,526	$0.62

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(2)	These items represent the after-tax impact to net income on a per diluted share basis using: (i) CSG’s effective income tax rates of approximately 30% and 34%, respectively, for the quarter and nine months ended September 30, 2009, and 33% and 35%, respectively, for the quarter and nine months ended September 30, 2008; and (ii) weighted-average diluted shares outstanding of 34.4 million for the quarter and nine months ended September 30, 2009, and 35.0 million and 34.8 million, respectively, for the quarter and nine months ended September 30, 2008.

CSG Systems International, Inc.

October 27, 2009

(3)	Depreciation expense includes $0.9 million for the quarter and nine months ended September 30, 2009, that is included in Data Center Transition Expenses in the accompanying Unaudited Condensed Consolidated Statements of Income.
(4)	The decrease in amortization of intangible assets for the nine months ended September 30, 2009, as compared to the nine months ended September 30, 2008, is primarily due to the change in the life of the Comcast client contract intangible asset as a result of the extension of the contractual arrangement with Comcast effective July 1, 2008.

Total customer accounts processed on CSG’s systems as of September 30, 2009, were 46.1 million, compared to 45.4 million customer accounts processed as of June 30, 2009, with the sequential increase related primarily to conversions completed during the quarter.

2009 Financial Guidance

A summary of CSG’s financial guidance for the full year 2009 is as follows. Overall, CSG’s current expectations are in line with its most recent financial guidance.

Revenues	$498 -$500 million
Non-GAAP EPS	$1.62 - $1.64
GAAP EPS from continuing operations	$1.19 - $1.21

Non-GAAP EPS shown above is a non-GAAP financial measure and is explained in greater detail and reconciled to the comparable GAAP measure in the attached Exhibit 1.

Conference Call

CSG will host a one-hour conference call on October 27, 2009, at 5:00 p.m. ET, to discuss CSG’s third quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com. In addition, to reach the conference by phone, dial (877) 941-6009 and ask the operator for the CSG Systems conference call and Liz Bauer, chairperson.

Additional Information

For additional information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems International, Inc.

Headquartered in Englewood, Colorado, CSG Systems International, Inc. (NASDAQ: CSGS) is a customer interaction management company that provides software- and services-based solutions that help clients engage and transact with their customers. With a 25-year heritage in providing customer management and billing solutions to North American cable and direct broadcast satellite companies, CSG has broadened its customer interaction management capabilities to proudly serve this client base as well as new, highly competitive industries including financial services, healthcare, utilities and more. Today, CSG’s solutions reach more than half of all U.S. households each month and manage over $36 billion in transactions annually on its clients’ behalf. For more information, visit our website at www.csgsystems.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) the concentration of approximately two-thirds of CSG’s revenues with four clients; as a result, the loss of business from any one of those clients could potentially have a material adverse impact to CSG’s financial results; 2) CSG’s dependency on

CSG Systems International, Inc.

October 27, 2009

a variety of computing environments and communications networks, as well as risks inherent to transitioning data centers, thus subjecting CSG to the risks of extended interruptions, outages, unauthorized access and corruption of data; 3) the timing, duration, and degree of an economic turnaround are uncertain; thus there can be no assurances regarding the performance of our business, and the potential impact to our clients and key vendors, resulting from the current economic conditions; 4) continued market acceptance of CSG’s Advanced Convergent Platform (ACP) and related products and services; 5) CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner; 6) CSG’s ability to implement new solutions, and migrate or convert clients to our solutions in a timely and effective manner; 7) CSG’s dependency on the North American communications industry; as a result, key market factors such as further industry consolidation, new market entrants that may not be clients of CSG, macroeconomic conditions affecting the credit and equity markets generally, and/or the financial status of CSG clients may affect CSG’s ability to maintain and expand market share; 8) increasing competition in our market from companies of greater size and with broader presence in the communications sector, thus exerting greater influence over client buying decisions; 9) CSG’s ability to successfully integrate and manage acquired businesses, technology or assets to achieve the expected strategic, operating and financial goals established for such acquisitions; and 10) CSG’s continued ability to protect its intellectual property rights. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Vice President of Investor Relations

(303) 804-4065

E-mail: liz_bauer@csgsystems.com

CSG Systems International, Inc.

October 27, 2009

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	September 30, 2009	December 31, 2008
		(See Note)
ASSETS
Current assets:
Cash and cash equivalents	$121,330	$83,886
Short-term investments	35,678	57,331

Total cash, cash equivalents and short-term investments	157,008	141,217
Trade accounts receivable-Billed, net of allowance of $2,079 and $2,999	112,324	120,278
Unbilled and other	9,507	9,210
Deferred income taxes	13,109	12,755
Income taxes receivable	4,385	—
Other current assets	5,705	4,468

Total current assets	302,038	287,928
Property and equipment, net of depreciation of $84,506 and $80,854	56,731	42,594
Software, net of amortization of $39,171 and $36,385	11,891	9,835
Goodwill	104,803	103,971
Client contracts, net of amortization of $120,076 and $112,675	34,963	34,244
Other assets	5,402	6,199

Total assets	$515,828	$484,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Client deposits	$29,971	$28,629
Trade accounts payable	24,422	22,943
Accrued employee compensation	25,950	22,997
Deferred revenue	15,600	11,487
Income taxes payable	—	4,301
Other current liabilities	8,238	12,896

Total current liabilities	104,181	103,253

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $14,910 and $24,512	155,390	175,788
Deferred revenue	8,958	9,914
Income taxes payable	5,232	5,132
Deferred income taxes	37,041	20,338
Other non-current liabilities	4,808	5,659

Total non-current liabilities	211,429	216,831

Total liabilities	315,610	320,084

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 35,113,046 shares and 34,720,191 shares outstanding	636	629
Additional paid-in capital	405,284	400,626
Treasury stock, at cost, 28,456,808 shares and 28,206,808 shares	(675,623)	(671,841)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	22	241
Unrecognized pension plan losses and prior service costs, net of tax	(919)	(919)
Accumulated earnings	470,818	435,951

Total stockholders’ equity	200,218	164,687

Total liabilities and stockholders’ equity	$515,828	$484,771

Note:	The prior year consolidated financial statements have been restated to reflect the adoption of new accounting principles. Information regarding the new accounting principles and the impact of their adoption was included in CSG’s most recent Form 10-Q for the quarter ended June 30, 2009.

CSG Systems International, Inc.

October 27, 2009

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
		(See Note)		(See Note)
Revenues:
Processing and related services	$116,267	$110,582	$345,854	$324,056
Software, maintenance and services	8,281	7,398	27,076	24,390

Total revenues	124,548	117,980	372,930	348,446

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	57,881	58,458	175,321	167,482
Software, maintenance and services	6,572	4,448	19,526	14,438

Total cost of revenues	64,453	62,906	194,847	181,920
Other operating expenses:
Research and development	17,787	16,750	52,496	49,675
Selling, general and administrative	15,084	12,717	43,891	38,386
Data center transition expenses	5,158	—	9,215	—
Depreciation	4,683	4,469	13,824	12,113
Restructuring charges	76	7	184	71

Total operating expenses	107,241	96,849	314,457	282,165

Operating income	17,307	21,131	58,473	66,281

Other income (expense):
Interest expense	(1,395)	(1,922)	(4,362)	(5,453)
Amortization of original issue discount	(2,017)	(2,515)	(6,325)	(7,396)
Gain on repurchase of convertible debt securities	—	—	1,468	—
Interest and investment income, net	215	1,193	1,053	3,896
Other, net	(13)	2	(13)	17

Total other	(3,210)	(3,242)	(8,179)	(8,936)

Income before income taxes	14,097	17,889	50,294	57,345
Income tax provision	(4,229)	(5,985)	(16,898)	(20,274)

Income from continuing operations	9,868	11,904	33,396	37,071
Discontinued operations:
Income from discontinued operations	—	—	—	—
Income tax benefit	1,471	323	1,471	323

Discontinued operations, net of tax	1,471	323	1,471	323

Net income	$11,339	$12,227	$34,867	$37,394

Basic earnings per common share:
Income from continuing operations	$0.29	$0.34	$0.97	$1.06
Discontinued operations, net of tax	0.04	0.01	0.04	0.01

Net income	$0.33	$0.35	$1.01	$1.07

Diluted earnings per common share:
Income from continuing operations	$0.29	$0.34	$0.97	$1.06
Discontinued operations, net of tax	0.04	0.01	0.04	0.01

Net income	$0.33	$0.35	$1.01	$1.07

Weighted-average shares outstanding – Basic
Common stock	33,287	33,281	33,186	33,191
Participating restricted stock	1,008	1,656	1,143	1,606

Total	34,295	34,937	34,329	34,797

Weighted-average shares outstanding – Diluted:
Common stock	33,419	33,324	33,269	33,221
Participating restricted stock	1,008	1,656	1,143	1,606

Total	34,427	34,980	34,412	34,827

Note:	The prior year consolidated financial statements have been restated to reflect the adoption of new accounting principles. Information regarding the new accounting principles and the impact of their adoption was included in CSG’s most recent Form 10-Q for the quarter ended June 30, 2009.

CSG Systems International, Inc.

October 27, 2009

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Nine Months Ended
	September 30, 2009	September 30, 2008
		(See Note)
Cash flows from operating activities:
Net income	$34,867	$37,394
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	14,681	12,113
Amortization	10,463	13,468
Amortization of original issue discount	6,325	7,396
Gain on short-term investments and other	(540)	(368)
Gain on repurchase of convertible debt securities	(1,468)	—
Gain on curtailment of pension plan	—	(601)
Deferred income taxes	17,044	12,429
Excess tax benefit of stock-based compensation awards	(145)	(236)
Stock-based employee compensation	9,473	8,608
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	8,322	9,649
Other current and non-current assets	(1,824)	706
Income taxes payable/receivable	(10,798)	(941)
Trade accounts payable and accrued liabilities	8,137	637
Deferred revenue	2,911	(4,566)

Net cash provided by operating activities	97,448	95,688

Cash flows from investing activities:
Purchases of property and equipment	(34,476)	(19,539)
Purchases of short-term investments	(41,966)	(57,315)
Proceeds from sale/maturity of short-term investments	63,800	22,245
Acquisition of businesses, net of cash acquired	(7,391)	(40,267)
Acquisition of and investments in client contracts	(7,244)	(3,277)

Net cash used in investing activities	(27,277)	(98,153)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,067	875
Repurchase of common stock	(6,503)	(1,738)
Payments on acquired equipment financing	(722)	(341)
Repurchase of convertible debt securities	(26,714)	—
Excess tax benefit of stock-based compensation awards	145	236

Net cash used in financing activities	(32,727)	(968)

Net increase in cash and cash equivalents	37,444	(3,433)
Cash and cash equivalents, beginning of period	83,886	123,416

Cash and cash equivalents, end of period	$121,330	$119,983

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$2,547	$3,269
Income taxes	9,175	8,404

Note:	The prior year consolidated financial statements have been restated to reflect the adoption of new accounting principles. Information regarding the new accounting principles and the impact of their adoption was included in CSG’s most recent Form 10-Q for the quarter ended June 30, 2009.

CSG Systems International, Inc.

October 27, 2009

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its consolidated financial statements presented in accordance with GAAP, CSG uses the following non-GAAP financial measures: non-GAAP operating income, non-GAAP earnings per share (EPS), and non-GAAP adjusted EBITDA. CSG believes that these non-GAAP financial measures provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for: (i) certain internal financial planning, reporting, and analysis; (ii) forecasting and budgeting purposes; (iii) certain management compensation incentives; and (iv) communications with CSG’s Board of Directors, stockholders, financial analysts, and investors. These non-GAAP financial measures are provided with the intent of providing investors a more complete understanding of CSG’s underlying operational results, trends, performance, and cash generating capabilities, in addition to providing consistency and comparability with CSG’s historical financial results, as well as comparability to similar companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not a measure of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles.

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures.

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements.

•	Certain adjustments to CSG’s non-GAAP financial statements result in the exclusion of items that are recurring and will be reflected in its financial statements in future periods.

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the GAAP amounts excluded from the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

Non-GAAP Financial Measures – Historical Results

Non-GAAP Operating Income: CSG’s calculation of non-GAAP operating income begins with GAAP operating income and adds back the impact of CSG’s transition of its data center services (Data Center Transition Expenses). Non-GAAP

CSG Systems International, Inc.

October 27, 2009

operating income as a percentage of total revenues (also referred to as “non-GAAP operating income margin”) is calculated by taking non-GAAP operating income and dividing it by total revenues for the respective period. The Data Center Transition Expenses are considered a unique and infrequent occurrence for CSG, and therefore are not reflective of CSG’s recurring core business operating results. The exclusion of these costs in calculating CSG’s non-GAAP operating income and non-GAAP operating income margin allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated quarters and nine months then ended are as follows (in thousands, except percentages):

	Quarter Ended September 30, 2009		Quarter Ended September 30, 2008
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$17,307	13.9%	$21,131	17.9%
Data Center Transition Expenses	5,158	4.1%	—	—

Non-GAAP operating income	$22,465	18.0%	$21,131	17.9%

	Nine Months Ended September 30, 2009		Nine Months Ended September 30, 2008
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$58,473	15.7%	$66,281	19.0%
Data Center Transition Expenses	9,215	2.5%	—	—

Non-GAAP operating income	$67,688	18.2%	$66,281	19.0%

Non-GAAP EPS: CSG’s calculation of non-GAAP EPS begins with GAAP EPS from continuing operations and then excludes the following items from continuing operations on a tax-affected, per diluted share basis: (i) CSG’s Data Center Transition Expenses; (ii) amortization of the original issue discount (OID) for CSG’s convertible debt securities; and (iii) the gain on the repurchase of CSG’s convertible debt securities. CSG believes this presentation provides meaningful supplemental information regarding CSG’s performance, and these items are included in CSG’s determination of non-GAAP financial information for the following reasons:

•

The Data Center Transition Expenses and any gains on the repurchase of CSG’s convertible debt securities are unique and infrequent in occurrence for CSG, and therefore may not be reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

The amortization of the convertible debt securities OID is additional interest expense as a result of the adoption of a new accounting pronouncement effective January 1, 2009. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current interest expense with historical periods prior to the adoption of this new accounting pronouncement. In addition, the interest expense related to the amortization of the OID is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

CSG Systems International, Inc.

October 27, 2009

The reconciliations of GAAP EPS from continuing operations to non-GAAP EPS for the indicated quarters and nine months then ended are as follows (in thousands, except per share amounts):

	Quarter Ended September 30, 2009		Quarter Ended September 30, 2008
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (2)
GAAP income before income taxes	$14,097	$0.29	$17,889	$0.34
Data Center Transition Expenses	5,158	0.10	—	—
Amortization of original issue discount	2,017	0.04	2,515	0.05

Non-GAAP income before income taxes	$21,272	$0.43	$20,404	$0.39

	Nine Months Ended September 30, 2009		Nine Months Ended September 30, 2008
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (2)
GAAP income before income taxes	$50,294	$0.97	$57,345	$1.06
Data Center Transition Expenses	9,215	0.18	—	—
Amortization of original issue discount	6,325	0.12	7,396	0.14
Gain on repurchase of convertible debt securities	(1,468)	(0.03)	—	—

Non-GAAP income before income taxes	$64,366	$1.24	$64,741	$1.20

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(2)	These items represent the after-tax impact to net income on a per diluted share basis using: (i) CSG’s effective income tax rates of approximately 30% and 34%, respectively, for the quarter and nine months ended September 30, 2009, and 33% and 35%, respectively, for the quarter and nine months ended September 30, 2008; and (ii) weighted-average diluted shares outstanding of 34.4 million for the quarter and nine months ended September 30, 2009, and 35.0 million and 34.8 million, respectively, for the quarter and nine months ended September 30, 2008.

Non-GAAP Adjusted EBITDA: CSG defines adjusted EBITDA as income before interest, taxes, depreciation, amortization, stock based compensation, and unique and infrequent items, such as the Data Center Transition Expenses and the gain on the repurchase of CSG’s convertible debt securities, discussed above. CSG’s calculation of adjusted EBITDA begins with CSG’s non-GAAP operating income, shown above, which excludes interest income and expense, income taxes, and unique and infrequent items, and adds back CSG’s non-cash charges: depreciation, amortization of intangible assets, and stock-based compensation. CSG believes that adjusted EBITDA is useful to investors and other users of its financial statements as it provides additional information in evaluating the following: (i) operating performance; (ii) liquidity and debt servicing capabilities; and (iii) enterprise valuation purposes.

CSG Systems International, Inc.

October 27, 2009

CSG’s calculation of adjusted EBITDA and the reconciliations of CSG’s adjusted EBITDA measure to net income and cash flows from operations for the indicated quarters and nine months then ended are as follows (in thousands):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Non-GAAP operating income	$22,465	$21,131	$67,688	$66,281
Depreciation	4,683	4,469	13,824	12,113
Amortization of intangible assets	3,160	2,789	9,882	12,805
Stock-based employee compensation	3,235	3,040	9,473	8,608

Adjusted EBITDA	$33,543	$31,429	$100,867	$99,807

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income	$11,339	$12,227	$34,867	$37,394
Interest expense	1,395	1,922	4,362	5,453
Amortization of original issue discount	2,017	2,515	6,325	7,396
Interest and investment income and other, net	(202)	(1,195)	(1,040)	(3,913)
Income tax provision, net	2,758	5,662	15,427	19,951
Depreciation	4,683	4,469	13,824	12,113
Amortization of intangible assets	3,160	2,789	9,882	12,805
Stock-based employee compensation	3,235	3,040	9,473	8,608
Data Center Transition Expenses	5,158	—	9,215	—
Gain on repurchase of convertible debt securities	—	—	(1,468)	—

Adjusted EBITDA	$33,543	$31,429	$100,867	$99,807

Adjusted EBITDA as a percentage of revenues	26.9%	26.6%	27.0%	28.6%

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Cash flows from operating activities	$37,882	$27,559	$97,448	$95,688
Income tax provision, net	2,758	5,662	15,427	19,951
Changes in operating assets and liabilities	(7,289)	2,881	(6,748)	(5,485)
Deferred income taxes	(5,224)	(6,086)	(17,044)	(12,429)
Data Center Transition Expenses, net of depreciation	4,301	—	8,358	—
Interest expense	1,395	1,922	4,362	5,453
Interest and investment income and other, net	(202)	(1,195)	(1,040)	(3,913)
Other	(78)	686	104	542

Adjusted EBITDA	$33,543	$31,429	$100,867	$99,807

Adjusted EBITDA as a percentage of revenues	26.9%	26.6%	27.0%	28.6%

CSG Systems International, Inc.

October 27, 2009

Non-GAAP Financial Measures – 2009 Financial Guidance

Non-GAAP Operating Income Margin: The reconciliation of GAAP operating income margin to non-GAAP operating income margin as included in CSG’s 2009 full year financial guidance is as follows:

2009 Guidance
GAAP operating income margin	15.0%
Data Center Transition Expenses as a percentage of total revenues (3)	3.0%

Non-GAAP operating income margin	18.0%

(3)	This represents the pretax impact of the estimated 2009 Data Center Transition Expenses of approximately $15 million to $16 million on CSG’s operating income margin.

The reconciliation of GAAP EPS from continuing operations to non-GAAP EPS as included in CSG’s 2009 full year financial guidance is as follows:

	2009 Guidance Range (4)
GAAP EPS from continuing operations	$1.19	$1.21
Data Center Transition Expenses (5)	0.30	0.30
Amortization of original issue discount (6)	0.16	0.16
Gain on repurchase of convertible debt securities (7)	(0.03)	(0.03)

Non-GAAP EPS	$1.62	$1. 64

(4)	The after-tax impact of these items is calculated using CSG’s estimated full year 2009 effective income tax rate of approximately 34%, and using the estimated weighted-average diluted shares outstanding of 34.5 million for 2009.
(5)	This represents the after-tax impact of the estimated 2009 Data Center Transition Expenses of approximately $15 million to $16 million on a per diluted share basis.
(6)	This represents the after-tax impact of the estimated 2009 expense related to the amortization of the OID expense for CSG’s convertible debt securities of approximately $8.4 million on a per diluted share basis.
(7)	This represents the after-tax impact of the gain on the repurchase of convertible debt securities of $1.5 million on a per diluted share basis. At this time, CSG’s 2009 full year guidance assumes that there will be no additional debt repurchases.